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                                                                EXHIBIT 23-8

                  [QUESTA ENGINEERING CORPORATION LETTERHEAD]

February 28, 1997

MCN Corporation
500 Griswold
Detroit, Michigan  48226

Re:  MCN CORPORATION
     FORM S-3 REGISTRATION STATEMENT

Ladies and Gentlemen,

The firm of Questa Engineering Corporation consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 6, 1997, appearing in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

This consent may be incorporated by reference into any registration statement of MCN Corporation relating to the securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

Very truly yours,

QUESTA ENGINEERING CORPORATION

/s/ John D. Wright
    John D. Wright

President